UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 18, 2007 (December 13, 2007)

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 1300
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 13, 2007, Concho Resources Inc. (the “Company”), together with Chase Oil Corporation, Caza Energy LLC, and certain other selling stockholders (collectively, the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of an aggregate of 11,845,000 outstanding shares of the Company’s common stock to be sold by the Selling Stockholders at a price of $18.05 per share ($17.2377 per share, net of underwriting discount). In connection with the offering, Chase Oil Corporation granted the underwriters an option to purchase up to an aggregate of 1,776,615 additional outstanding shares at the same price to cover over-allotments.
     In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement dated December 13, 2007 among Concho Resources, Inc., Chase Oil Corporation, Caza Energy LLC, certain other selling stockholders, Banc of America Securities LLC, Lehman Brothers Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: December 18, 2007	By:	/s/ DAVID W. COPELAND
		Name:	David W. Copeland
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement dated December 13, 2007 among Concho Resources, Inc., Chase Oil Corporation, Caza Energy LLC, certain other selling stockholders, Banc of America Securities LLC, Lehman Brothers Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC